Sub-item 77Q1(d): Exhibits.

The Certificate of Classification of Shares relating to the classification of (i) shares of the New Jersey Municipal Money Market Fund, Florida Municipal Money Market Fund and Institutional Prime Money Market Fund and (ii) two additional series of shares of the Institutional Government Money Market Fund is incorporated herein by reference to Exhibit (a)(26) to the Registrant's Post-Effective Amendment No. 58 as filed with the Securities and Exchange Commission on July 31, 2002 (Accession No.0000912057-02-029345).